Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 30, 2016, with respect to the consolidated financial statements and schedules included in the Annual Report of Resource Real Estate Opportunity REIT II, Inc. on Form 10-K for the year ended December 31, 2015. We hereby consent to the incorporation by reference of said report in the Registration Statement of Resource Real Estate Opportunity REIT II, Inc. on Form S-3 (File No. 333-184476, effective February 16, 2016).

/s/ GRANT THORNTON LLP
Philadelphia, Pennsylvania

March 30, 2016